COMMTOUCH SOFTWARE LTD.
                  1999 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

         Capitalized terms used without definition in this Stock Option Agreement (the "Option Agreement") shall have the meanings given such terms in the Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan (the "Plan").

                                       I.

                          NOTICE OF STOCK OPTION GRANT

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         Option.  You have been granted an option to purchase ordinary shares of
Commtouch Software Ltd., an Israeli company (the "Ordinary Shares"), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Date of Grant:                                   [[Date]], 2000

         Exercise Price per Share:                        [[Price]]

         Total Number of Ordinary Shares Granted:         [[Shares]]

         Total Exercise Price:                            [[Total_Price]]

         Type of Option:                                   NQ

         Expiration Date:                                 [[Date]], 2010

         Vesting; Termination. This Option will vest with respect to [[Vest]] ordinary shares three months after the date of grant and will vest with respect to [[Vest]] ordinary shares every three months thereafter, provided that the Optionee continues to serve as a Director of the Company. This Option may be exercised, in whole or in part, with respect to any vested shares, on or before [[Date]], 2010.

                                       II.

                                    AGREEMENT

         1. Grant of Option. Commtouch Software Ltd., an Israeli company (the "Company"), hereby grants to the Optionee (the "Optionee") named in the Notice of Stock Option Grant set forth above (the "Notice of Grant") an option (the "Option") to purchase the total number of Ordinary Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Capitalized terms used without definition in this Option Agreement shall have the meanings given such terms in the Plan.

         2.       Exercise of Option.

         (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

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         (b) Method of  Exercise.  This Option shall be  exercisable  by written notice (in the form attached hereto as Exhibit A), which shall state the election to exercise the Option, the number of Ordinary Shares with respect to which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to the Ordinary Shares as may be required by the Company pursuant to the provisions of the Plan. The written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         (c) Compliance with Law. No Ordinary Shares will be issued pursuant to the exercise of any Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Ordinary Shares may then be listed. Assuming such compliance, for income tax purposes the Ordinary Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.

         3. Method of Payment. Payment of the Exercise Price shall be by cash or check or by a combination thereof, at the election of the Optionee. Optionee shall also deliver a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option. Exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock from the Company, or pursuant to which Optionee obtains a margin loan from a broker to fund the exercise of the Option.

         4. Non-Transferability of Option; Right of Repurchase. This Option shall not be transferable, except that (I) an Option may be distributed by will or the laws of descent and distribution; or (ii) Optionee may transfer or assign an Option to (a) any family member or trust for the benefit of Optionee or a family member of Optionee, or (b) any entity which is an investor in the Company and of which Optionee is a general or limited partner or a member of senior management. This Option may be exercised during the lifetime of the Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, assigns and transferees of the Optionee.

         5. Term of Option. This Option may be exercised only in accordance with the terms set out in the Notice of Grant, and may be exercised prior to its expiration date only, in accordance with the Plan and the terms of this Option Agreement.

         6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In case of conflict between the provisions in the Plan and this Option Agreement, the provisions in the Plan shall prevail. This Option Agreement is governed by California law except for that body of law pertaining to conflict of laws.

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         7. Acknowledgments of Optionee.

         (a) NO RIGHT TO CONTINUATION OF BOARD MEMBERSHIP. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF ORDINARY SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING BOARD MEMBERSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING APPOINTED TO THE BOARD OF DIRECTORS, BEING GRANTED THIS OPTION OR ACQUIRING ORDINARY SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMMTOUCH SOFTWARE LTD. 1999
NONEMPLOYEE DIRECTORS STOCK OPTION PLAN THAT IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF BOARD MEMBERSHIP BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S BOARD MEMBERSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

         (b) Receipt of Plan. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

Date: [[Date]], 2000                          COMMTOUCH SOFTWARE LTD.


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                                             Chief Financial Officer



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                                    Address:
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